EXHIBIT 99.1
Aspect Medical Systems, Inc.

FOR FURTHER INFORMATION			AT THE FINANCIAL
AT THE COMPANY:			RELATIONS BOARD:
Mike Falvey	J. Neal Armstrong	Emily Anderson	Kathy Waller
VP, CFO	VP, Investor Relations	Media Inquiries	Analyst Inquiries
(617) 559-7363	(617) 559-7162	(617) 559-7032	(312) 640-6696
FOR IMMEDIATE RELEASE
Wednesday, October 25, 2006
ASPECT MEDICAL SYSTEMS, INC. REPORTS OPERATING RESULTS
FOR THIRD QUARTER ENDED SEPTEMBER 30, 2006
Highlights of the Quarter Compared with Q3 2005
•	Total revenue increased 17%

•	Product revenue increased 14%

•	Sensor revenue increased 20%

•	Installed base of BIS monitors and modules exceeded 37,800 units which represents an increase of 28% from the end of Q3 2005

•	GAAP net income per diluted share was $0.10 in Q3 2006. Non-GAAP net income per diluted share (which is exclusive of stock-based compensation) was $0.17 in Q3 2006 compared with $0.11 in Q3 2005
Newton, Mass., October 25, 2006—Aspect Medical Systems, Inc. (NASDAQ: ASPM), reported today that revenue was $22.9 million for the third quarter of 2006, an increase of 17% over revenue of $19.6 million in the third quarter of 2005. Product revenue was $21.1 million, a 14% increase from $18.6 million in the third quarter of 2005.
With the adoption of Statement of Financial Accounting Standards No.123R (SFAS No.123R) as of January 1, 2006, Aspect began reporting additional non-GAAP financial results that exclude the impact of stock-based compensation. The reconciliation of GAAP (U.S. generally accepted accounting principles) to non-GAAP results and guidance is contained in an attached table.
Key GAAP operating results for the third quarter of 2006 include:
•	Gross profit margin was 76.7% compared with 75.1% in the third quarter of 2005

•	Operating expenses were $15.8 million compared with $12.6 million in the third quarter of 2005

•	Net income was $2.4 million compared with $2.6 million in the third quarter of 2005

•	Net income per diluted share was $0.10 compared with $0.11 in the third quarter of 2005

Aspect Medical Systems, Inc.

Key non-GAAP operating results for the third quarter of 2006 include:
•	Gross profit margin improved to 77.2% compared with 75.1% in the third quarter of 2005

•	Operating expenses were $14.3 million, an increase of 13% from $12.6 million in the third quarter of 2005

•	Net income was $4.1 million compared with $2.6 million in the third quarter of 2005

•	Net income per diluted share was $0.17 compared with $0.11 in the third quarter of 2005
“Overall, we are pleased to report that the third quarter of 2006 was marked by continued growth in operating margins, earnings per share and the installed basis of BIS technology. Further, events at the American Society of Anesthesiologists (ASA) annual meeting last week reflected a continued positive shift in customer sentiment regarding the role of brain monitoring in clinical practice,” said Nassib Chamoun, president and CEO of Aspect. “Numerous clinical guidance documents as well as sessions at the ASA meeting have now shown more widespread agreement that brain function monitors should be available for monitoring patients at risk. In addition, new research presented at ASA regarding the short and long term outcome benefits of BIS monitoring and the possible role of our technology in helping clinicians to assess patient reaction to pain during surgery generated significant interest. We believe that these factors combined with the breadth of our product portfolio, position us well for more widespread adoption of our technology.”
Revenue Analysis — (see attached unaudited consolidated revenue data)
Domestic revenue was $18.0 million for the third quarter and $52.7 million for the nine months ended September 30, 2006, an increase of 23% and 26%, respectively, over comparable periods in 2005. Domestic sensor revenue increased 22% for the third quarter of 2006 as compared to the third quarter of 2005. The increase resulted from a 20% increase in sensor unit volume combined with a 1% increase in sensor average unit price. Domestic equipment revenue increased by 11% due to a 28% increase in monitor and module units sold partially offset by a 21% decrease in average unit prices of the monitors as the result of significant BIS VISTA upgrade unit sales which are at a lower price point. Domestic strategic alliance revenue increased to $1.7 million in the third quarter of 2006 compared with $991,000 in the third quarter of 2005 as research and development activities under the Company’s strategic research alliance with Boston Scientific increased.
International revenue was $4.8 million for the third quarter and $14.7 million for the nine months ended September 30, 2006. The 3% decline in international revenue in the third quarter of 2006 from the third quarter of 2005 reflects a 19% reduction in equipment revenue due to a 17% combined reduction in the average unit selling price of monitors and modules and a 4% reduction in monitor and module units sold. These were partially offset by an increase of 11% in sensor revenue. The increase in sensor revenue is driven by a 5% increase in sensor units sold and a 5% increase in average selling price. International revenue for the nine months ended September 30, 2006 increased by 8% due to a 26% increase in sensor revenue due mainly to increased units sold partially offset by a 10% reduction in equipment revenue due to reduced average unit prices for both monitors and modules.
Liquidity and Capital Resources
At September 30, 2006, the Company had cash, cash equivalents and marketable securities of $63.4 million compared to a balance of $61.3 million at December 31, 2005. The Company had no debt at September 30, 2006 and at December 31, 2005.

Aspect Medical Systems, Inc.

Outlook for the Fourth Quarter of 2006
For the fourth quarter of 2006, the Company is forecasting that total revenue will be within a range of $23.2 million to $24.2 million, product revenue will be within a range of $21.7 million to $22.7 million, and that net income per diluted share will be within a range of $0.08 to $0.10 on a GAAP basis. On a non-GAAP basis, the Company expects that net income per diluted share will be within a range of $0.15 to $0.17. This guidance does not include the impact of a reversal of some or all of the valuation allowance against our deferred tax assets which we expect may occur in the fourth quarter of 2006. See below under the heading “Use of Non-GAAP Financial Measures” for a discussion of the Company’s use of such measures. See attached table for the reconciliation of GAAP to non-GAAP for the three and nine months ended September 30, 2006.
Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, this press release also contains non-GAAP income statement financial measures, which exclude the impact of stock-based compensation expense and the requirements of SFAS No.123R. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.
The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the GAAP to non-GAAP income statement financial measures for the third quarter of 2006 and expected net income per diluted share for the third quarter of 2006 used in this press release are set forth in the attached financial tables and the reconciliations to those tables should be carefully considered.
For additional information regarding the non-GAAP financial measures included herein, including reasons why management believes the presentation of non-GAAP financial measures provides useful information to investors and additional purposes for which Aspect uses the additional non-GAAP financial measures, please see Aspect’s Form 8-K filed on October 25, 2006 with the Securities and Exchange Commission.
Conference Call Scheduled for 10:00 a.m. ET Today
Aspect will hold a conference call to discuss the results of the third fiscal quarter of 2006 and management’s outlook for the fourth fiscal quarter of 2006 at 10:00 a.m. Eastern Time today, Wednesday, October 25, 2006. The call can be accessed live by dialing 1-877-704-5379 (domestic), 1-913-312-1293 (international), or access the webcast at http://www.aspectmedical.com on the Investor page, or http://www.earnings.com. It also will be available for replay until November 1, 2006, by dialing 1-888-203-1112 (domestic), or 1-719-457-0820 international), access code 5042139. The web cast replay will also be available on Aspect’s website at http://www.aspectmedical.com on the investor page.

Aspect Medical Systems, Inc.

About the Company
Aspect Medical Systems, Inc. (NASDAQ: ASPM) is a global market leader in brain monitoring technology. To date, the Company’s Bispectral Index (BIS) technology has been used to assess more than 17.4 million patients and has been the subject of approximately 2,570 published articles and abstracts. BIS technology is installed in approximately 70 percent of hospitals listed in the July 2006 U.S News and World Report ranking of America’s Best Hospitals and in approximately 51 percent of all domestic operating rooms. In the last twelve months BIS technology was used in approximately 16 percent of all U.S. surgical procedures requiring general anesthesia or deep sedation. BIS technology is available in more than 160 countries. Aspect Medical Systems has OEM agreements with seven leading manufacturers of patient monitoring systems.
Safe Harbor Statement
Certain statements in this release are forward-looking and may involve risks and uncertainties, including without limitation statements with respect to the Company’s expectations with respect to revenue and net income for the third quarter of 2006 on both a GAAP and Non-GAAP basis, expected stock-based compensation expenses for the third quarter of 2006 and the Company’s expectation that the Company’s new VISTA monitoring product will achieve market acceptance and increase the installed base of BIS monitors in future periods. There are a number of factors that could cause actual results to differ materially from those indicated by these forward-looking statements. For example, the Company may not be able to control expenses or grow its sales force. The Company may also not be able to achieve widespread market acceptance of its BIS monitoring technology, or to compete with new products or alternative techniques that may be developed by others, including third-party anesthesia monitoring products approved by the FDA. The Company also faces competitive and regulatory risks relating to its ability to successfully develop and introduce enhancements and new products including the BIS VISTA monitor. In addition, the Company’s ability to remain profitable will depend upon its ability to promote frequent use of the BIS system so that sales of its BIS sensors increase. The Company will not remain profitable if hospitals and anesthesia providers do not buy and use its BIS systems in sufficient quantities. Cases of awareness with recall during monitoring with the BIS system and significant product liability claims are among the factors that could limit market acceptance. There are other factors that could cause the Company’s actual results to vary from its forward-looking statements, including without limitation those set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2006, each as filed with the Securities and Exchange Commission.
In addition, the statements in this press release represent the Company’s expectations and beliefs as of the date of this press release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the date of this press release.
For further information regarding Aspect Medical Systems, Inc., visit the Aspect Medical Systems, Inc. website at www.aspectmedical.com...
FINANCIAL TABLES FOLLOW...

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2006	October 1, 2005	September 30, 2006	October 1, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Product revenue	$21,145	$18,602	$62,767	$53,683
Strategic alliance revenue	1,710	991	4,606	1,735

Total revenue	22,855	19,593	67,373	55,418

Costs of revenue	5,317	4,877	16,074	14,132

Gross profit margin	17,538	14,716	51,299	41,286

% of revenue	76.7%	75.1%	76.1%	74.5%

Operating expenses:
Research and development	3,951	2,695	11,166	7,080
Sales and marketing	8,826	7,351	26,687	22,120
General and administrative	3,020	2,532	9,161	7,969

Total operating expenses	15,797	12,578	47,014	37,169

Income from operations	1,741	2,138	4,285	4,117

Other income (expense):
Interest income	898	522	2,415	1,316
Interest expense	—	(21)	—	(48)

Income before taxes	2,639	2,639	6,700	5,385

Provision for income taxes	221	—	221	—

Net income	$2,418	$2,639	$6,479	$5,385

Net income per share:
Basic	$0.11	$0.12	$0.29	$0.25
Diluted	$0.10	$0.11	$0.27	$0.23

Shares used in computing net income per share:
Basic	22,440	21,664	22,406	21,325
Diluted	23,211	24,176	23,524	23,737

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
CONSOLIDATED REVENUE DATA
(In Thousands, Except Unit Amounts)

	Three Months Ended			Nine Months Ended
	September 30,	October 1,		September 30,	October 1,
	2006	2005	% Change	2006	2005	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

REVENUE
WORLDWIDE
Sensors	$16,126	$13,458	20%	$47,578	$39,081	22%

Monitors	3,408	3,034	12%	9,726	8,879	10%
Modules	1,044	1,490	(30)%	3,815	3,848	(1)%
Other Equipment	567	620	(9)%	1,648	1,875	(12)%

Equipment	5,019	5,144	(2)%	15,189	14,602	4%

Total product revenue	21,145	18,602	14%	62,767	53,683	17%
Strategic alliance	1,710	991	73%	4,606	1,735	165%

Total Worldwide	$22,855	$19,593	17%	$67,373	$55,418	22%

DOMESTIC
Sensors	$13,143	$10,765	22%	$38,925	$32,187	21%

Monitors	2,505	2,207	14%	6,761	5,955	14%
Modules	297	267	11%	1,235	683	81%
Other Equipment	376	398	(6)%	1,165	1,260	(8)%

Equipment	3,178	2,872	11%	9,161	7,898	16%

Total Product revenue	16,321	13,637	20%	48,086	40,085	20%
Strategic alliance	1,710	991	73%	4,606	1,735	165%

Total Domestic	$18,031	$14,628	23%	$52,692	$41,820	26%

INTERNATIONAL
Sensors	$2,983	$2,693	11%	$8,653	$6,894	26%

Monitors	903	827	9%	2,965	2,924	1%
Modules	747	1,223	(39)%	2,580	3,165	18%
Other Equipment	191	222	(14)%	483	615	(21)%

Equipment	1,841	2,272	(19)%	6,028	6,704	(10)%

Total International	$4,824	$4,965	(3)%	$14,681	$13,598	8%

UNITS
WORLDWIDE
Sensors	1,144,000	991,000	15%	3,354,000	2,814,000	19%
Monitors	1,094	787	39%	3,139	2,212	42%
Modules(a)	1,198	1,350	(11)%	3,992	3,624	10%
Installed Base(b)				37,852	29,650	28%

DOMESTIC
Sensors	804,000	668,000	20%	2,388,000	2,013,000	19%
Monitors	715	496	44%	1,982	1,161	71%
Modules(a)	226	241	(6)%	792	526	51%
Installed Base(b)				22,942	18,402	25%

INTERNATIONAL
Sensors	339,000	323,000	5%	966,000	801,000	21%
Monitors	379	291	30%	1,157	1,051	10%
Modules(a)	972	1,109	(12)%	3,200	3,098	3%
Installed Base(b)				14,910	11,248	33%

(a)	Represents module shipments to OEM customers

(b)	Includes end-user module placements by OEM customers

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
RECONCILIATION OF GAAP to NON-GAAP NET INCOME
(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30, 2006			Nine Months Ended September 30, 2006
	GAAP Net	Stock-Based	Non-GAAP	GAAP Net	Stock-Based	Non-GAAP
	Income	Compensation	Net Income	Income	Compensation	Net Income
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Product revenue	$21,145	$—	$21,145	$62,767	$—	$62,767
Strategic alliance revenue	1,710	—	1,710	4,606	—	4,606

Total revenue	22,855	—	22,855	67,373	—	67,373

Costs of revenue	5,317	(107)	5,210	16,074	(318)	15,756

Gross profit margin	17,538	107	17,645	51,299	318	51,617

% of revenue	76.7%	—	77.2%	76.1%	—	76.6%

Operating expenses:
Research and development	3,951	(367)	3,584	11,166	(1,110)	10,056
Sales and marketing	8,826	(616)	8,210	26,687	(1,844)	24,843
General and administrative	3,020	(548)	2,472	9,161	(1,659)	7,502

Total operating expenses	15,797	(1,531)	14,266	47,014	(4,613)	42,401

Income from operations	1,741	1,638	3,379	4,285	4,931	9,216

Other income:
Interest income	898	—	898	2,415	—	2,415

Income before taxes	2,639	1,638	4,277	6,700	4,931	11,631

Provision for income taxes	221	—	221	221	—	221

Net Income	$2,418	$1,638	$4,056	$6,479	$4,931	$11,410

Net income per share:
Basic	$0.11	$0.07	$0.18	$0.29	$0.22	$0.51
Diluted	$0.10	$0.07	$0.17	$0.27	$0.21	$0.49

Shares used in computing net income per share:
Basic	22,440	22,440	22,440	22,406	22,406	22,406
Diluted	23,211	23,211	23,211	23,524	23,524	23,524
Guidance for Q4 2006

		Stock-Based
	GAAP	Compensation	Non - GAAP

Net income per diluted	$0.08 -		$0.15 -
share	$0.10	$0.07	$0.17

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	September 30,	December 31,
	2006	2005
	(Unaudited)	(Unaudited)

ASSETS
Current assets:
Cash, cash equivalents and marketable securities (A)	$51,554	$43,773
Accounts receivable, net	11,168	11,717
Current portion of investment in sales-type leases	1,503	1,623
Inventory, net	6,924	5,117
Other current assets	2,156	1,484

Total current assets	73,305	63,714

Property and equipment, net	6,068	3,727
Long-term marketable securities (A)	11,883	17,568
Long-term investment in sales-type leases	2,732	2,123

Total assets	$93,988	$87,132

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$10,827	$12,589
Deferred revenue	3,428	3,137

Total current liabilities	14,255	15,726

Long-term portion of deferred revenue	3,644	3,983
Stockholders’ equity	76,089	67,423

Total liabilities and stockholders’ equity	$93,988	$87,132

(A)	Investments with maturities beyond twelve months are included in long-term investments.